UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 7, 2001

JDA Software Group, Inc.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-27876 (Commission File Number)	86-0787377 (IRS Employer Identification No.)

14400 N. 87th Street, Scottsdale, Arizona (Address of principal executive offices)	85260-3649 (Zip Code)

Registrant’s telephone number, including area code	(480) 308-3000

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

         On September 7, 2001, JDA Software Group, Inc. (the “Registrant”) completed the acquisition (the “Acquisition”) of E3 Corporation (“E3”), a Georgia corporation, pursuant to an Agreement and Plan of Reorganization among the Registrant, E3, certain shareholders of E3, and E3 Acquisition Corp., a wholly-owned subsidiary of the Registrant formed for the purpose of effecting the merger.

         E3 develops, markets and supports inventory optimization systems.

         The purchase price of approximately $50 million was determined through arms-length negotiations among the parties and consisted of $20 million in cash and the exchange of 1,600,085 shares of the Registrant’s common stock for all of the outstanding common stock of E3. Approximately 10% of the cash consideration and stock certificates were placed into escrow for the purpose of securing the indemnification obligations of E3. In addition, the purchase price is subject to adjustment, pursuant to the provisions of the Agreement and Plan of Reorganization, upon receipt of a balance sheet dated as of the closing date. The source of the funds for the cash consideration came from the Registrant’s immediately available funds.

         The shares issued in the transaction were not registered with the Securities and Exchange Commission and were issued in a transaction exempt from the registration provisions of the Securities Act of 1933 (the "Securities Act") pursuant to the exemption set forth in Section 4(2) of the Securities Act. As part of the transaction the former E3 shareholders received contractual rights to cause JDA to file a registration statement with the SEC for the purposes of registering their JDA shares for resale. In particular, beginning December 8, 2001, and subject to certain limitations, the holders of a majority of the JDA shares issued in the transaction can make demand upon JDA to register up to approximately 800,000 shares of JDA Common Stock. The former E3 shareholders also received certain rights to include their shares in any registration initiated by JDA. A copy of the Registration Rights Agreement executed as part of the transaction is included with this filing as Exhibit 4.1.

         The Acquisition was structured as reorganization within the meaning of Section 368(a) of the Internal Revenue Code and has been accounted for under the purchase method of accounting. Prior to the execution of the Agreement and Plan of Reorganization, there were no material relationships between the Registrant or its affiliates, and E3 or its affiliates, or between any officers or directors of the Registrant or its affiliates, and the officers or directors of E3 or its affiliates.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Financial statements for the business acquired as described in Item 2 above will be filed by the required date by amendment to this Form 8-K.

(b)	Pro forma financial information.

Pro forma financial information reflecting the effect of the business acquired as described in Item 2 above will be filed by the required date by amendment to this Form 8-K.

(c)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization dated as of September 7, 2001, by and among JDA Software Group, Inc., E3 Acquisition Corp., E3 Corporation and certain shareholders of E3 Corporation

4.1	Registration Rights Agreement dated as of September 7, 2001, by and among JDA Software Group, Inc. and the former E3 shareholders

99.1	Press release issued September 10, 2001.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.

Date: September 21, 2001	By:	/s/ Kristen L. Magnuson Kristen L. Magnuson Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization dated as of September 7, 2001, by and among JDA Software Group, Inc., E3 Acquisition Corp., E3 Corporation and certain shareholders of E3 Corporation

4.1	Registration Rights Agreement dated as of September 7, 2001, by and among JDA Software Group, Inc. and the former E3 shareholders

99.1	Press release issued September 10, 2001.